UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

SIGNET JEWELERS LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM11

Bermuda

(441) 296 5872

(Address and telephone number including area code of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of Signet Jewelers Limited (the “Company”) was held on June 12, 2015 (the “AGM”).

(b) The following matters were voted upon at the AGM and the results of the voting were as follows:

Proposal One:

To elect ten directors to the Company’s Board of Directors to serve until the next Annual General Meeting of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
H. Todd Stitzer	67,237,756	56,817	455,681	1,539,874
Virginia Drosos	67,207,801	87,030	455,423	1,539,874
Dale Hilpert	67,078,108	215,699	456,447	1,539,874
Mark Light	67,236,965	57,374	455,915	1,539,874
Helen McCluskey	67,238,084	56,762	455,408	1,539,874
Marianne Miller Parrs	67,233,930	60,636	455,688	1,539,874
Thomas Plaskett	67,234,377	60,373	455,504	1,539,874
Robert Stack	67,236,804	57,561	455,889	1,539,874
Eugenia Ulasewicz	67,236,860	57,726	455,668	1,539,874
Russell Walls	67,077,049	216,847	456,358	1,539,874

Proposal Two:

To appoint KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual General Meeting of the Company and to authorize the Audit Committee to determine its compensation.

Votes For	Votes Against	Abstentions
68,188,253	645,868	456,007

Proposal Three:

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say on Pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-votes
66,238,367	1,023,906	487,981	1,539,874

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

By:	/s/ Mark A. Jenkins
Name:	Mark A. Jenkins
Title:	Chief Governance Officer & Corporate Secretary

Date: June 17, 2015